1Q 2013 Earnings Release April 19, 2013

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward-looking statements. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC. Those factors include: our framework for managing risks may not be effective in mitigating risk and loss to us; as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may face certain risks as a servicer of loans, or also may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; changes which are being considered in the method for determining LIBOR may affect the value of debt securities and other financial obligations held or issued by SunTrust that are linked to LIBOR, or may affect the Company's financial condition or results of operations; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 1Q 13 Summary Earnings • Net income available to common shareholders of $340 million • Earnings per diluted share of $0.63 compared to $0.46 in the prior year Revenue • Net interest income was modestly lower sequentially due to fewer days and lower overall asset yields • Noninterest income declined from the prior quarter due to lower mortgage revenue, record 4Q 12 investment banking income, and seasonality Expenses • Expenses declined 10% from the prior quarter and 12% from the prior year, driven by ongoing efficiency efforts and the abatement of cyclically high costs • 1Q 13 expenses were lowest level in three years Balance Sheet • Average performing loans relatively stable to 4Q 12 and 1Q 12; the impacts of completed loan sales were essentially offset by continued C&I growth • Average deposits stable to the prior quarter and up marginally from the prior year. DDA increased 8% year- over-year, while higher-cost time deposits continued to decline Credit and Capital • Nonperforming loans declined 5% and 45% from the prior quarter and prior year, respectively • Net charge-off ratio improved to 0.76% annualized, the lowest level in five years • Tier 1 common ratio increased to 10.1% (estimated) Comprehensive Capital Analysis and Review (“CCAR”) • The Federal Reserve had no objection to the Company’s plans to repurchase $200 million of common stock and to increase the quarterly common stock dividend from $0.05 to $0.10

Net Income Available To Common & Diluted EPS

Earnings and Diluted EPS up Meaningfully from Prior Year

($ in millions)



$1,066
$753
$0.46
$0.50
$0.58
$0.65
$0.63
$245
$270
$313
$350
$340
1Q 12
2Q 12
3Q 12¹
4Q 12
1Q 13
Net Income Available to Common (Ex 3Q 12 Items)
3Q 12 Items
EPS (Ex 3Q 12 Items)

Prior Quarter Variance

- EPS decrease of $0.02
  - → Pre-tax earnings increased $86 million, as lower expenses and provision for credit losses more than offset lower revenue
  - → Net income available to common was down $10 million

Prior Year Variance

- EPS increase of $0.17
  - → Growth driven by declines in expenses and provision for credit losses
  - → Lower net interest income was a partial offset

1. 3Q 12 reported EPS was $1.98. The $0.58 excludes the $1.40 impact related to the actions announced in 3Q 12, including the accelerated termination of the agreements regarding The Coca-Cola Company stock; the moves to HFS of certain residential NPLs, CRE NPLs, student loans, and GNMA loans; the mortgage repurchase provision; the charitable contribution of The Coca-Cola Company shares; and the Affordable Housing write-down

4

SunTrust

5 Net Interest Income - FTE ($ in millions) Prior Quarter Variance • Net interest income declined $25 million → Primarily attributable to two fewer days in the current quarter • Net interest margin declined three basis points; lower loan and securities yields were partially offset by a decline in deposit rates paid Prior Year Variance • Net interest income declined $91 million → Interest income was down $175 million, primarily attributable to lower asset yields, the elimination of The Coca-Cola Company dividend income, and reduced income from commercial loan swaps → Interest expense declined $85 million, driven by a more favorable deposit mix, lower deposit rates paid, and a significant reduction in long-term debt expense Net Interest Income and Margin Down Modestly from 4Q 12 $1,342 $1,306 $1,301 $1,276 $1,251 3.49% 3.39% 3.38% 3.36% 3.33% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $500 $1,000 $1,500 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Net Interest Income Net Interest Margin NOTE: Totals may not foot due to rounding

6 Noninterest Income 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest income declined $125 million → $82 million reduction in mortgage production related income due to lower margins → $44 million decline in investment banking income, due to seasonality and record revenue in 4Q 12 Prior Year Variance • Adjusted noninterest income declined $6 million → Declines in mortgage servicing related income, trading income, and other noninterest income essentially offset by lower mortgage repurchase provision $881 $920 $729 $1,000 $875 ($5) $20 $1,812 $15 ($11) 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Adjusted Nonint rest Income¹ Adjustment Items¹ $2,542 $940 $1,015 $876 $863 ($ in millions) Noninterest Income Declined from Prior Quarter

7 Noninterest Expense 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding Prior Quarter Variance • Noninterest expense declined $147 million, or 10% → All expense categories were down, except for an increase in employee compensation due to seasonally higher benefits → Largest decreases were in credit-related costs, operating losses, legal and consulting fees, and marketing and customer development Prior Year Variance • Noninterest expense declined $178 million, or 12% → $95 million decline in credit-related costs and operating losses → $38 million decrease in employee compensation → $20 million decline in legal and consulting fees ($ in millions) $1,531 $1,532 $1,537 $1,510 $1,363 $10 $14 $189 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Adjusted Noninterest Expense¹ Adjustment Items¹ $1,546 $1,541 $1,726 $1,510 $1,363 Expenses Down Significantly from Prior Quarter and Prior Year

8 68.4% 68.3% 75.2% 66.0% 63.8% 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Tangible Efficiency Ratio – Adjusted Basis1 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 1Q 12, 2Q 12, 3Q 12, 4Q 12, and 1Q 13 were 69.5%, 68.8%, 44.9%, 65.9%, and 64.5%, respectively. Please refer to the appendix for the GAAP reconciliations Continued Momentum Due to Prudent Expense Management and a Decline in Cyclically High Costs Elevated Due to $371 Million Mortgage Repurchase Provision

9 $422 $350 $339 $280 $226 $172 $118 1.38% 1.14% 1.64% 1.30% 0.76% 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Core Net Charge-offs Impact of Selected Items NCOs to Avg. Loans (annualized) ($ in millions) 1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale, and a $172 million charge-off and provision for credit loss were recognized. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and a $39 million charge-off and provision for credit loss were recognized. Also in 4Q 12, $232 million of loans that were discharged from Chapter 7 bankruptcy were reclassified as nonperforming, and a $79 million charge-off and provision for credit loss were recognized Credit Quality $317 00 $278 $210 $212 $172 $118 1Q 12 2 12 3Q 12 4Q 12 1Q 13 Core Provision Impact of Selected Items Provision Expense1 $450 $328 Net Charge-offs1 $511 $398 $2,649 $2,458 $1,731 $1,547 $1,467 $485 $342 $354 $310 $273 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Nonperforming Loans Other Assets Nonperforming Assets1 $1,740 $1,857 $2,800 $3,134 $2,085 Asset Quality Continues to Improve Allowance for Loan and Lease Losses $2,348 $2,300 $2,239 $2,174 $2,152 1.92% 1.85% 1.84% 1.80% 1.79% 1Q 12 2Q 12 3Q 12 4 1 13 ALLL ($) ALLL Ratio

10 Loans Average Performing Loans Prior Quarter Variance • Guaranteed mortgage and student loans were down a combined $0.9 billion due the 4Q 12 sales • Commercial loan growth of $1.0 billion, or 2%, was driven by a $1.1 billion increase in C&I Prior Year Variance • Performing loans were relatively stable → Commercial increased $3.3 billion; C&I grew $4.2 billion, or 9%, partially offset by a combined $0.9 billion decline in CRE and commercial construction → Residential declined $3.0 billion, or 7%, due predominantly to guaranteed mortgage sales → Consumer declined $0.7 billion, or 3%; the decline associated with guaranteed student loan sales was partially offset by a $0.9 billion increase in indirect loans NOTE: Totals may not foot due to rounding $55.2 $56.2 $57.2 $57.6 $58.5 $44.4 $44.3 $43.9 $42.8 $41.4 $20.1 $20.2 $20.6 $19.6 $19.4 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Commerci l Residential Consumer $120.8 $121.7 $120.0 $119.4 $119.7 ($ in billions) Average Performing Loans Were Relatively Stable

11 Deposits Average Client Deposits Prior Quarter Variance • Client deposits declined $0.3 billion → Money market, NOW, and savings up a combined $1.6 billion, or 2% → Higher-cost time deposits down $0.6 billion, or 4% → DDA down $1.3 billion, or 3%, due to seasonality Prior Year Variance • Client deposits increased $1.8 billion, or 1% → Lower-cost deposits up $5.0 billion, or 5% → Higher-cost time deposits declined $3.2 billion, or 18% ($ in billions) NOTE: Totals may not foot due to rounding $35.4 $36.6 $37.9 $39.4 $38.1 $25.3 $25.0 $24.8 $25.6 $26.4 $42.5 $41.9 $41.5 $42.5 $43.0 $4.9 $5.2 $5.2 $5.2 $5.5 $17.8 $17.2 $16.0 $15.2 $14.7 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 DDA NOW Money Market Savings Time $125.9 $125.4 $127.9 $127.7 $125.8 Lower-cost Deposit Growth and Higher-cost Deposit Declines Continued

12 1. 1Q 13 estimated. Please refer to the appendix for additional detail on the calculation 2. The total shareholders’ equity to total assets ratio was 11.36%, 11.54%, 11.78%, 12.10%, and 12.29% for periods ending 1Q 12, 2Q 12, 3Q 12, 4Q 12, and 1Q 13, respectively. See the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $37.11, $37.69, $37.35, $37.59, and $37.89 for the periods ending 1Q 12, 2Q 12, 3Q 12, 4Q 12, and 1Q 13, respectively. See Appendix A within the earnings release for a reconcilement to book value per share Capital Levels and Ratios Continued to Improve; Estimated Basel III Tier 1 Common Ratio of 8.2%¹ ($ in billions) Capital Position Tangible Common Equity Ratio2 7.98% 8.15% 8.31% 8.38% 8.57% 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Tangible Book Value Per Share3 $25.49 $26.02 $25.72 $25.98 $26.33 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 $12.5 $12.8 $13.2 $13.5 $13.9 9.33% 9.40% 9.82% 10.04% 10.10% 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13¹ Tier 1 Common $ Tier 1 Common %

Consumer Banking and PWM Income Statement Highlights

($ in millions)

	1Q 12	1Q 13	%Change
Net Interest Income (FTE)	$634	$602	(5%)
Noninterest Income	339	326	(4%)
Total Revenue (FTE)	973	928	(5%)
Provision for Credit Losses	155	99	(36%)
Noninterest Expense	731	674	(8%)
Net Income	$55	$98	78%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	71.5%	69.8%	
Total Loans[2]	$41.5	$39.8	(4%)
Consumer and Commercial Deposits[2]	$76.9	$77.9	1%

Quarter Highlights

- Net income up 78%
- Provision for credit losses lower due to continued asset quality improvement in home equity
- Expenses down as a result of ongoing efficiency focus
- Consumer growth efforts included the 1Q 13 launch of:
  - → Lightstream, an online origination platform targeting super prime clients
  - → Simple Home Refinance product
  - → Deluxe SwitchAgent℠, a premier service that makes changing banks easier
- High levels of client adoption of self-service channels enabled reduction of 77 branches from prior year. Mobile sign-ons and ATM deposits up 315% and 190%, respectively, over the past two years

1. Reported efficiency ratios were 75.2% and 72.6% for 1Q 12 and 1Q 13, respectively. The impact from excluding the amortization of intangible assets was (3.7%) and (2.8%) for 1Q 12 and 1Q 13, respectively
2. Loans and deposits are average balances

NOTE: Totals may not foot due to rounding

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SunTrust

Wholesale Banking Income Statement Highlights

($ in millions)

	1Q 12	1Q 13	% Change
Net Interest Income (FTE)	$453	$462	2%
Noninterest Income	363	337	(7)%
Total Revenue (FTE)	816	799	(2)%
Provision for Credit Losses	101	37	(63)%
Noninterest Expense	487	426	(13)%
Net Income	$158	$228	44%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	58.0%	52.0%	
Total Loans[2]	$50.2	$53.0	6%
Consumer and Commercial Deposits[2]	$45.7	$46.2	1%

Quarter Highlights

- Net income up 44% due to credit quality improvement and a 13% reduction in expenses
- Revenue decline driven by lower trading revenue and leasing gains, partially offset by higher net interest income
- Provision down meaningfully due to lower CRE net charge-offs
- Tangible efficiency ratio declined 6 percentage points
- Loan growth of 6% was diverse across industry verticals
- Continued to grow lead relationships in Corporate & Investment Banking
- Upgraded over 200K clients to new small business online platform
- CRE balances grew sequentially and production was up markedly from prior year
- Talent expansion continued with key hires in the CRE REIT business, Treasury & Payments Solutions, and Corporate & Investment Banking

1. Reported efficiency ratios were 59.7% and 53.3% for 1Q 12 and 1Q 13, respectively. The impact from excluding the amortization of intangible assets was (1.7%) and (1.3%) for 1Q 12 and 1Q 13, respectively.
2. Loans and deposits are average balances

NOTE: Totals may not foot due to rounding

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SunTrust

Mortgage Banking Income Statement Highlights

($ in millions)

	1Q 12	1Q 13	% Change
Net Interest Income (FTE)	$126	$127	1%
Noninterest Income	157	198	26%
Total Revenue (FTE)	283	325	15%
Provision for Credit Losses	166	90	(46%)
Noninterest Expense	333	271	(19%)
Net (Loss)	($130)	($21)	84%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	118%	83%	
Total Loans[2]	$30.8	$28.0	(9%)
Consumer and Commercial Deposits[2]	$3.2	$3.5	10%
Production Volume	$7,673	$8,841	15%

Quarter Highlights

- Revenue higher as lower mortgage repurchase provision more than offset a decline in production margins and servicing income
- Provision for credit losses down due to continued credit quality improvement
- Expenses declined, driven by cyclical cost abatement
- Bottom line impact is $109MM better than a year ago
- Production volume up 15% year-over-year and at the highest level since 3Q 09
  - → Consumer Direct channel growth continues, with volume more than double prior year
  - → Correspondent channel growth of 35%
- Application volumes expected to increase in 2Q 13 from HARP marketing efforts and seasonal growth in purchase activity

1. Reported efficiency and tangible efficiency ratios are the same for both periods, as there are no adjustments for the amortization of intangible assets
2. Loans and deposits are average balances

NOTE: Totals may not foot due to rounding

15

SunTrust

16 1Q 13 Summary Earnings • Net income available to common shareholders of $340 million • Earnings per diluted share of $0.63 compared to $0.46 in the prior year Revenue • Net interest income was modestly lower sequentially due to fewer days and lower overall asset yields • Noninterest income declined from the prior quarter due to lower mortgage revenue, record 4Q 12 investment banking income, and seasonality Expenses • Expenses declined 10% from the prior quarter and 12% from the prior year, driven by ongoing efficiency efforts and the abatement of cyclically high costs • 1Q 13 expenses were lowest level in three years Balance Sheet • Average performing loans relatively stable to 4Q 12 and 1Q 12; the impacts of completed loan sales were essentially offset by continued C&I growth • Average deposits stable to the prior quarter and up marginally from the prior year. DDA increased 8% year- over-year, while higher-cost time deposits continued to decline Credit and Capital • Nonperforming loans declined 5% and 45% from the prior quarter and prior year, respectively • Net charge-off ratio improved to 0.76% annualized, the lowest level in five years • Tier 1 common ratio increased to 10.1% (estimated) Comprehensive Capital Analysis and Review (“CCAR”) • The Federal Reserve had no objection to the Company’s plans to repurchase $200 million of common stock and to increase the quarterly common stock dividend from $0.05 to $0.10

Appendix

18 NOTE: Totals may not foot due to rounding Securities Portfolio Available for Sale 4Q 12 1Q 13 $ Change U.S. Treasury and Agencies $2.3 $3.1 $0.8 MBS – Agency 18.2 19.2 1.0 U.S. States and Subdivisions 0.3 0.3 - Asset – Backed Securities 0.2 0.2 - Private MBS and Corporate Other 0.3 0.2 (0.1) Other Equity 0.7 0.8 0.1 Total Available for Sale $22.0 $23.8 $1.8 ($ in billions, period end balances) High Quality and Liquid Portfolio

30 – 89 Day Delinquencies by Loan Class

Excluding Government-Guaranteed Loans

Total Delinquencies Continue to Decline

($ in millions)

	1Q 12	2Q 12	3Q 12	4Q 12	1Q 13	Memo: 1Q 13 Loan Balance
30-89 Accruing Delinquencies						
Commercial & industrial	0.14%	0.15%	0.16%	0.15%	0.17%	$54,343
Commercial real estate	0.27	0.17	0.44	0.26	0.18	4,261
Commercial construction	0.24	0.15	0.04	0.07	0.03	634
Total Commercial Loans	0.15	0.15	0.18	0.16	0.17	$59,238
Residential mortgage – guaranteed	-	-	-	-	-	$3,930
Residential mortgage – non-guaranteed	1.28	1.05	1.05	0.82	0.76	23,051
Home equity products	1.10	0.99	0.95	1.00	0.79	14,617
Residential construction	2.38	0.84	1.54	2.03	1.04	683
Total Residential Loans[1]	1.24	1.02	1.02	0.91	0.78	$42,281
Guaranteed student loans	-	-	-	-	-	$5,275
Other direct	0.75	0.62	0.72	0.61	0.52	2,387
Indirect	0.36	0.43	0.53	0.62	0.38	11,009
Credit card	1.05	1.06	1.01	1.08	1.03	614
Total Consumer Loans[2]	0.45	0.49	0.58	0.64	0.44	$19,285
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.59%**	**0.51%**	**0.53%**	**0.48%**	**0.41%**	**$120,804**
Impact of excluding government-guaranteed delinquencies	0.45%	0.46%	0.42%	0.45%	0.37%	
Total SunTrust - including government-guaranteed delinquencies[4]	**1.04%**	**0.97%**	**0.95%**	**0.93%**	**0.78%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

NOTE: Totals may not foot due to rounding

19

SunTrust

Nonperforming Loans by Loan Class

5% Sequential Quarter and 45% YOY Decline

($ in millions)

	1Q 12	2Q 12	3Q 12	4Q 12	1Q 13	Memo: 1Q 13 Loan Balance
Nonperforming Loans						
Commercial & industrial	$337	$331	$288	$195	$205	$54,343
Commercial real estate[1,3]	280	233	119	66	59	4,261
Commercial construction	198	131	75	34	25	634
Total Commercial Loans	$815	$695	$482	$294	$289	$59,238
Residential mortgages – guaranteed	-	-	-	-	-	$3,930
Residential mortgages – nonguaranteed[1,2,3]	1,291	1,286	786	775	721	23,051
Home equity products[2,3]	317	302	310	341	334	14,617
Residential construction	204	154	129	112	102	683
Total Residential Loans	$1,812	$1,742	$1,225	$1,228	$1,157	$42,281
Guaranteed student loans	-	-	-	-	-	$5,275
Other direct	6	4	6	6	6	2,387
Indirect	16	17	18	18	15	11,009
Credit cards	-	-	-	-	-	614
Total Consumer Loans	$22	$21	$24	$25	$21	$19,285
Total	**$2,649**	**$2,458**	**$1,731**	**$1,547**	**$1,467**	**$120,804**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale
2. In 3Q 12, $81 million of junior liens that were current on payments but subordinate to a seriously delinquent first mortgage were moved to nonperforming status
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy

NOTE: Totals may not foot due to rounding

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SunTrust

Net Charge-off Ratios by Loan Class

NCOs at Lowest Level in Five Years

($ in millions)

	1Q 12	2Q 12	3Q 12	4Q 12	1Q 13	Memo: 1Q 13 Loan Balance
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.36%	0.26%	0.25%	0.44%	0.33%	$54,343
Commercial real estate[1,3]	2.42	0.89	2.71	0.94	0.24	4,261
Commercial construction	8.74	7.70	2.66	(0.33)	(0.13)	634
Total Commercial Loans	0.72	0.45	0.49	0.46	0.32	$59,238
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,930
Residential mortgages – nonguaranteed[1,2,3]	2.50	1.84	4.20	2.71	1.25	23,051
Home equity products[2,3]	3.32	2.64	3.69	3.60	1.79	14,617
Residential construction	9.85	25.16	9.99	4.31	10.90	683
Total Residential Loans	2.57	2.33	3.63	2.75	1.48	$42,281
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,275
Other direct	1.69	1.55	1.88	1.92	1.19	2,387
Indirect	0.33	0.19	0.32	0.37	0.46	11,009
Credit cards	4.83	4.47	3.18	3.18	3.40	614
Total Consumer Loans	0.48	0.38	0.46	0.53	0.52	$19,285
Total	**1.38%**	**1.14%**	**1.64%**	**1.30%**	**0.76%**	**$120,804**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

21

SUNTRUST

Net Charge-offs by Loan Class

NCOs at Lowest Level in Five Years

($ in millions)

	1Q 12	2Q 12	3Q 12	4Q 12	1Q 13	Memo: 1Q 13 Loan Balance
Net Charge-off $'s						
Commercial Loans						
Commercial & industrial	$45	$33	$33	$58	$44	$54,343
Commercial real estate[1,3]	30	11	32	10	2	4,261
Commercial construction	26	19	6	(1)	(0)	634
Total Commercial Loans	$101	$63	$71	$68	$45	$59,238
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,930
Residential mortgages – nonguaranteed[1,2,3]	145	110	255	161	71	23,051
Home equity products[2,3]	129	102	140	135	65	14,617
Residential construction	23	56	20	8	20	683
Total Residential Loans	$297	$268	$415	$305	$156	$42,281
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,275
Other direct	9	9	11	11	7	2,387
Indirect	8	4	9	10	13	11,009
Credit cards	7	6	5	5	5	614
Total Consumer Loans	$24	$19	$25	$25	$25	$19,285
Total	**$422**	**$350**	**$511**	**$398**	**$226**	**$120,804**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

22

SunTrust

23 $2,750 $2,699 $2,640 $2,501 $2,499 $714 $694 $482 $639 $655 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Accruing Nonaccruing Troubled Debt Restructuring (TDR) Composition TDR Trend Prior Quarter Variance • Total TDRs were relatively unchanged Prior Year Variance • Total TDRs declined by 9%  Accruing balances declined 9% while nonaccruing dropped 8% $3,464 $3,393 $3,154 $3,122 $3,140 Early Stage Accruing TDR Delinquencies $2,438 $2,424 $2,361 $2,281 $2,305 $159 $146 $161 $126 $115 $87 $74 $70 $57 $44 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Current 30-59 DLQ 60-89 DLQ ($ in millions) Mortgage and Consumer Loans are 94% of Accruing TDRs; 92% are Current on Principal and Interest Payments Prior Quarter Variance • Early stage delinquencies were down due to declines in residential mortgage and consumer loans Prior Year Variance • Early stage delinquencies down 35%

24 $114 $102 $94 $94 $94 $90 $84 $70 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Commercial Loan Swap Interest Income Runoff of Commercial Loan Swap Interest Income is Gradual through 2014 Swap Income Forecast 1. 1M Libor forecast = 25bps throughout the forecast horizon Key Points • Swap income is expected to decline by $12 million in 2Q 13 and $8 million in 3Q 13, then remain relatively stable until 2H 14 • As swaps mature, asset sensitivity increases • SunTrust receives a fixed rate and pays a floating rate (1 month LIBOR) on the notional value of the swaps ($ in millions) A ct u a l

25 NOTE: Totals may not foot due to rounding 1Q12 2Q12 3Q12 4Q12 1Q13 Total Noninterest Income $876 $940 $2,542 $1,015 $863 Adjustment Items: Securities Gains 18 14 1,941 1 2 3Q-4Q 12 Student and Ginnie Mae Loan Sale (Losses) (Other Income) - - (92) - - FMV and ARS (Trading Income) 1 1 6 31 14 Debt and SILC Valuation (Trading Income) (22) (2) (47) (23) (24) Fair Value Adjustments (Mortgage Production) (1) 6 5 5 (3) Total Adjustments (5) 20 1,812 15 (11) Adjusted Noninterest Income $881 $920 $729 $1,000 $875 ($ in millions) Noninterest Income Reconciliation

26 Repurchase demands increased from accelerated GSE pace of working through vintage portfolios Summary Statistics Charge-offs increased as a result of higher resolution volume 1. Includes estimates 2. Amount is an estimate and is included in the $90.2 billion of remaining UPB NOTE: Totals may not foot due to rounding Pending demands declined as SunTrust increased volume of resolutions ($ in millions) 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 2005 & Prior $21 $30 $20 $27 $26 2006 101 101 78 78 108 2007 234 247 213 187 255 2008 65 86 68 64 72 2009 - 2013 26 25 26 29 29 Total $448 $489 $405 $384 $491 % Non-Agency 1% 2% 2% 1% 1% Beginning Balance $320 $383 $434 $694 $632 Additions 175 155 371 12 14 Charge-Offs (112) (104) (111) (74) (133) Ending Balance $383 $434 $694 $632 $513 ($ in millions) 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Sold UPB $246.3 Remaining UPB 90.2 Cumulative Repurchase Requests 7.2 Requests Resolved 6.7 Losses Recognized to Date 1.7 1Q 2013 Reserve 0.5 Income Statement Impact to Date 2.2 Memo: Non-Agency UPB 2 $12.4 Metric (2005 – 2013 vintages) 1 Amount ($B) Mortgage Repurchase Trends Period-end Balance $564 $652 $690 $655 $559 % Non-Agency 1% 3% 2% 2% 2% ($ in millions) 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13

27 Noninterest Expense Reconciliation ($ in millions) 1Q12 2Q12 3Q12 4Q12 1Q13 Total Noninterest Expense $1,541 $1,546 $1,726 $1,510 $1,363 Adjustment Items: Affordable Housing Writedown (Other Expense) - - 96 - - Charitable Contribution of KO Shares (Marketing & Customer Development) - - 38 - - Real Estate Related Charge (Other Expense) - - 17 - - Goodwill Impairment (Amortization of Intangibles) - - 7 - - Loss on Debt Extinguishment - 13 2 - - Severance (Other Expense) 10 1 29 - - Total Adjustments 10 14 189 - - Adjusted Noninterest Expense $1,531 $1,532 $1,537 $1,510 $1,363

28 Additional Noninterest Expense Disclosure Credit-Related Expenses and Operating Losses ($ in millions) $60 $69 $71 $77 $39 $50 $52 $30 $8 $38 $45 $48 $41 $20 $17 $16 $17 $16 $12 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) $71 $166 $182 $166 $142 NOTE: Totals may not foot due to rounding

29 Reconciliation of Tier 1 Common Equity Ratio1 1Q 13 Tier 1 Common Equity - Basel I $13.9 Adjustments from Basel I to Proposed Basel III 2 (0.3) Tier 1 Common Equity - Proposed Basel III 3 $13.5 Risk-weighted Assets - Basel I $136.7 Adjustments from Basel I to Proposed Basel III 4 29.2 Risk-weighted Assets - Proposed Basel III 3 $165.9 Tier 1 Common Equity Ratio Basel I 10.1% Proposed Basel III 3 8.2% ($ in billions) 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 common equity ratio as calculated for Basel III under the recent notice of proposed rule making is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily relates to the impacts of unrealized AFS gains, accrued pension liabilities and certain disallowed deferred tax assets 3. The proposed Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common equity ratio are based upon the Company's interpretation of the notice of proposed rule making issued by the Federal Reserve in June 2012. The final Basel III ruling by the Federal Reserve is subject to potential changes from the proposed rulemaking, as is the Company's interpretation of the rules 4. The largest differences between the risk-weighted assets as calculated under Basel I and the Basel III proposal for SunTrust relate to the risk-weightings for mortgage, home equity, and CRE loans NOTE: Totals may not foot due to rounding

Reconciliation of Efficiency Ratio

($ in millions)

	1Q 12	2Q 12	3Q 12	4Q 12	1Q 13
Reported (GAAP) Basis					
Total Revenue - FTE	$2,218	$2,246	$3,843	$2,291	$2,114
Total Noninterest Expense	1,541	1,546	1,726	1,510	1,363
Amortization of Intangibles / Impairment of Goodwill	11	11	17	7	6
Efficiency Ratio	69.5%	68.8%	44.9%	65.9%	64.5%
Tangible Efficiency Ratio	69.0%	68.3%	44.5%	65.6%	64.2%
Adjusted Basis [1]					
Reported Revenue	$2,218	$2,246	$3,843	$2,291	$2,114
Adjustment Items:					
Securities Gains	18	14	1,941	1	2
3Q-4Q 12 Student / Ginnie Mae Loan Sale (Losses)	-	-	(92)	-	-
FMV and ARS	1	1	6	31	14
Debt and SILC Valuation	(22)	(2)	(47)	(23)	(24)
Fair Value Adjustments	(1)	6	5	5	(3)
Adjusted Revenue	$2,223	$2,226	$2,030	$2,276	$2,125
Reported Noninterest Expense	$1,541	$1,546	$1,726	$1,510	$1,363
Adjustment Items:					
Affordable Housing Writedown	-	-	96	-	-
Charitable Contribution of KO Shares	-	-	38	-	-
Real Estate Charge	-	-	17	-	-
Goodwill Impairment	-	-	7	-	-
Loss on Debt Extinguishment	-	13	2	-	-
Severance	10	1	29	-	-
Adjusted Expense	$1,531	$1,532	$1,537	$1,510	$1,363
Efficiency Ratio - Adjusted Basis	68.9%	68.8%	75.7%	66.3%	64.1%
Tangible Efficiency Ratio - Adjusted Basis	68.4%	68.3%	75.2%	66.0%	63.8%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that may be more easily compared to other institutions

NOTE: Totals may not foot due to rounding

30

SunTrust

31 Reconciliation of Non GAAP Measures Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2012 2012 2012 2012 2013 Total shareholders' equity $20.2 $20.6 $20.4 $21.0 $21.2 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (1.1) (0.9) (0.9) (0.9) (1.1) MSRs 1.1 0.9 0.8 0.9 1.0 Tangible equity 14.0 14.3 14.1 14.7 14.9 Preferred stock (0.3) (0.3) (0.3) (0.7) (0.7) Tangible common equity $13.7 $14.0 $13.9 $14.0 $14.2 Total assets $178.2 $178.3 $173.2 $173.4 $172.4 Goodwill (6.3) (6.4) (6.4) (6.4) (6.4) Other intangible assets including MSRs (1.2) (0.9) (0.9) (1.0) (1.1) MSRs 1.1 0.9 0.8 0.9 1.0 Tangible assets $171.8 $171.8 $166.7 $167.0 $166.0 Tangible equity to tangible assets 8.14% 8.31% 8.48% 8.82% 9.00% Tangible common equity to tangible assets 7.98% 8.15% 8.31% 8.38% 8.57% Tangible book value per common share $25.49 $26.02 $25.72 $25.98 $26.33 NOTE: Totals may not foot due to rounding ($ in billions, except per share data)